                                                                   EXHIBIT 10.32


                                Promissory Note


$100,000.00                                                     October 15, 1996


         FOR VALUE RECEIVED, Joseph DeKama, (the "Maker") promises to pay to the order of TRISTAR CORPORATION at 12500 San Pedro, Suite 500, San Antonio, Texas 78216, or at such other place as may be designated in writing by the holder of this Note, the Principal sum of ONE HUNDRED THOUSAND and NO/100 DOLLARS ($100,000.00), with interest thereon at the Stated Rate (as defined herein) and interest on all past due amounts, both Principal and accrued interest, at the Past Due rate (as defined herein); provided, that for the full term of this Note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate (as defined herein). Seventy Five Thousand Dollars ($75,000.00) will be funded on October 22, 1996 and Twenty Five Thousand Dollars ($25,000.00) will be funded on November 15, 1996 and interest will accrue on such amounts from the date of funding.

         "Stated Rate" means, on any day, a rate per annum equal the rate charged to TRISTAR CORPORATION by its primary lender which rate is currently Twelve and one-half percent (12.5%). Without notice to the Maker the Stated Rate shall change automatically from time to time as such rate is changed by TRISTAR CORPORATION's primary lender and each such change shall be effective as of the date of each change in such Stated Rate, provided, that if on any day the Stated Rate shall exceed the Highest Lawful Rate for that day, then the Stated Rate shall be fixed at the Highest Lawful Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid balance of this Note equals the total amount of interest which would have accrued if there were no Highest Lawful Rate. However, neither the maturity of this Note nor Maker's privilege to prepay it shall be affected by this paragraph.

         "Past Due Rate" means the Highest Lawful Rate, or if applicable law shall not provide for a maximum nonusurious rate, a rate per annum equal to the Stated Rate plus seven percent (7%).

         "Highest Lawful Rate" means the maximum nonusurious rate of interest permitted to be charged by applicable federal or Texas law (whichever shall permit the higher lawful rate) from time-to-time in effect. At all times, if any, as Chapter 1 of the Texas Credit Code, as in effect on the date of this Note, shall establish the Highest lawful Rate, the Highest Lawful Rate shall be the "Indicated Rate Ceiling" (as defined in Chapter 1 of the Texas Credit Code) from time-to-time in effect. If the obligation is an open-ended account, Payee may from time to time, as to then-current and future balances, implement any other ceiling under Chapter 1 of the Texas Credit Code and/or revise the index, formula or provision of law used to compute the rate on such obligation, if and to the extent permitted by, and in the manner provided in, Chapter 1 of the Texas Credit Code.

         The Principal of this Note shall be due and payable in thirty-six (36) equal Principal payments of Two Thousand Seven Hundred Seventy-Seven Dollars and Seventy-Eight Cents ($2,777.78) each commencing on or before the first day of every month beginning January 1, 1997 and continuing regularly and monthly thereafter until the Principal has been paid. Interest computed on the unpaid principal balance of this Note shall be payable monthly as it accrues on the same dates as and in addition to the installments of principal. The Maker may prepay this Note in whole or in part at any time without penalty or premium. All prepayments shall be applied first against accrued interest under this Note and then to the last maturity payments of principal due under this Note.

         Maker is an employee of TRISTAR CORPORATION and hereby authorizes the payments to be made hereunder to be made by payroll deductions from his salary and bonuses paid by TRISTAR CORPORATION. Maker agrees to execute any and all documents legally necessary to perfect such payroll deductions.

         During the term of this Note Maker agrees that one-half (1/2) of any bonuses paid to him by TRISTAR CORPORATION shall be applied against the outstanding principal balance and accrued interest under this Note and any such payment shall be deemed to be a prepayment pursuant to the terms on this Note and applied as a prepayment on this Note as herein provided.

         Interest on the amount of each advance against this Note shall be computed on the amount of that advance and from the date it is made. Such interest shall be computed for the actual number of days elapsed in a year consisting of three hundred sixty (360) days, unless the Highest Lawful Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Highest Lawful Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.

         On the failure to pay any installment on this Note when due, or on the breach of or default under any other provision of any of this Note including the Covenants herein set forth, at the option of the Holder, the entire indebtedness evidenced by the Notes will become due, payable and collectible then or thereafter as the Holder may elect, regardless of the date of maturity hereof. Notice of the exercise of such option is hereby expressly waived. Failure by the Holder to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         COVENANTS.  The Maker Covenants and agrees as follows:

                          i. Maker is an employee of TRISTAR CORPORATION and has an Employment Agreement with TRISTAR CORPORATION, which Employment Agreement is incorporated herein by reference for all relevant purposes (the "Employment Agreement"). Maker agrees that a default under the terms of the Employment Agreement shall be a default under the terms of this Note and the Holder hereof shall be entitled to all rights and remedies provided for hereunder including the right to accelerate the maturity of all payments of Principal or interest due hereunder.

                          ii. This Note shall become due and payable immediately upon the termination of Maker's employment by TRISTAR CORPORATION for any reason.

                          iii. Maker shall comply with all rules, regulations, procedures, policies and codes of conduct from time to time established in writing by TRISTAR CORPORATION and to be responsible that all employees of TRISTAR CORPORATION that report to Maker shall also comply with such rules, regulations, procedures, policies and codes of conduct. TRISTAR CORPORATION's policies and procedures that Maker is to comply with shall include, but not be limited to, all procedures in connection with placement of orders to the manufacturing division with respect to advanced period of time to manufacture such orders. A violation by Maker of the provision herein set forth in this Covenant iii shall be a default under the terms and provisions of this Note.

                          iv. Maker, as an employee of TRISTAR CORPORATION has agreed to certain budgets in connection with business expenses, travel, and entertainment as set forth in the Employment Agreement. A violation of any of such budgets for business expenses, travel and entertainment set forth in the Employment Agreement shall be a default under the terms of this Note, provided that it shall not be a default of this
                 Note if such violation in such budgets for business expenses, travel and entertainment are previously approved in writing by Tristar and are not within the control of Maker. Maker acknowledges that all such expenses related to business expenses, travel and entertainment for which he seeks reimbursement are strictly related to the business of TRISTAR CORPORATION and if Maker seeks reimbursement for any expense that is not strictly related to the business of TRISTAR CORPORATION shall be a default under the terms of this Note.

         The acceptance by the Holder of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any remedies or options at that time or any subsequent time, or nullify any prior exercise of such remedy or option, without the express consent of the Holder.

         After maturity and at any time while any default exists in the making of any of the payments herein, whether Principal or interest, or both, or in the performance or observance of any other Covenants, agreements or conditions of any of this Note or of any agreement now or hereafter securing the indebtedness evidenced thereby, the Maker promises to pay interest on the principal balance of this Note then outstanding from the date of maturity or the date of such default until paid at the annual rate equal to the sum of seven percent (7%) plus the Stated Rate from time to time in effect (but not less than the rate in effect at such maturity or on default and not greater than eighteen percent [18%] per annum). During the existence of any default, the Holder of this Note may apply payments received on any amounts due hereunder, or under any instrument now or hereafter evidencing or securing such indebtedness, as the Holder may determine. Any additional interest or Principal which has accrued shall be payable at the time of, and as a condition precedent to, the curing of any default.

         The Maker agrees that if this Note is placed in the hands of an attorney for collection, or to defend or enforce any of the Holder's rights hereunder, the Maker will pay to the Holder hereof reasonable attorney's fees, to the extent allowed by law, together with all court cost sand other expenses incurred in connection therewith, whether or not an action shall be instituted to enforce this Note.

         If, for any reason whatsoever, the interest paid or received on this Note during its full term produces a rate which exceeds the Highest Lawful Rate, the Holder of this Note shall refund to the payor or, at the Holder's option, credit against the unpaid Principal of this Note such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Highest Lawful Rate. All sums paid or agreed to be paid to the Holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note, so that the interest rate is uniform throughout the full term of this Note. It is the intention of the parties hereto to conform strictly to the usury laws of the State of Texas and to the laws, rule and regulations of other applicable governmental authorities to the extent that such laws, rules and regulations preempt Texas law.

         The Maker and the endorsers, sureties, guarantors, and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Such parties consent to any extension of time of payment hereof, whether one or more, any renewal hereof, whether one or more, release of all or any part of the security for the payment hereof and any release of any party liable for payment of this obligation. Any such extension, renewal or release may be made at any time and from time to time without notice to any such party and without discharging such party's liability hereunder.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas. This Note is given for an actual loan of money for business purposes and not for personal, residential, household or agricultural purposes.

         IN WITNESS WHEREOF, the Maker has executed this Note.




                                           -----------------------------------
                                           Joseph DeKama